UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported):   June 30, 2009

AVANTAIR, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51115	20-1635240
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4311 General Howard Drive, Clearwater, Florida 33762

(Address of Principal Executive Offices)

Registrant's telephone number, including area code         (727) 539-0071

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement.

On June 30, 2009, Avantair, Inc. (the “Company”) entered into Securities Purchase Agreement with the purchasers party thereto (the “Purchasers”) and sold an aggregate of 567,200 Units to the Purchasers at a price per Unit of $2.50, generating gross proceeds of approximately $1.4 million.  Each Unit consists of two shares of common stock and one warrant to purchase one common share.  The warrants have an exercise price of $4.00 per share and are exercisable until June 30, 2012, subject to customary structural anti-dilution adjustments.  The Securities Purchase Agreement permits the Company to sell additional Units until July 31, 2009.

In connection with the sale of the Units, the Company has entered into a Registration Rights Agreement with the Purchasers.  The Registration Rights Agreement requires the Company to use its best efforts to file an initial registration statement registering the shares issued to the Purchasers and the shares underlying the warrants issued to the Purchasers for resale, prior to the later of (x) 45 days after the initial closing, which occurred on June 30, 2009, or (y) August 13, 2009.

Under the terms of the Registration Rights Agreement, the Company is obligated to maintain the effectiveness of the resale registration statement until all securities registered thereunder are sold or otherwise can be sold pursuant to Rule 144, without restriction. No penalties will accrue for filing and effectiveness failures, but the Company shall pay to each investor an amount in cash each month, as partial liquidated damages, equal to 1% of the aggregate purchase price paid by such investor for failure to file the initial registration statement by the date described in the Registration Rights Agreement, until the registration statement is filed or the obligation to file the registration statement ends.

THE INFORMATION CONTAINED IN THIS REPORT IS NEITHER AN OFFER TO PURCHASE, NOR A SOLICITATION OF AN OFFER TO SELL, SECURITIES. THE SECURITIES OFFERED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

The foregoing descriptions are qualified by reference to the full text of the Securities Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

On July 1, 2009, the Company issued a press release regarding the sale of Units under the Securities Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1

Item 3.02.  Unregistered Sales of Equity Securities.

As noted in Item 1.01, on June 30, 2009, the Company sold an aggregate of 567,200 Units to the Purchasers at a price per Unit of $2.50, generating gross proceeds of approximately $1.4 million.  The description thereof contained in Item 1.01 is incorporated herein by reference.  The Company intends to use the proceeds of the Offering for working capital and general corporate purposes.

The Company is relying on an exemption from registration provided under Section 4(2) of the Securities Act for the issuance of the warrants and shares of its Common Stock, which exemption the Company believes is available because the securities were not offered pursuant to a general solicitation and the status of the Purchasers of the shares as “accredited investors” as defined in Regulation D under the Securities Act. This report is neither an offer to purchase, nor a solicitation of an offer to sell, securities. The securities offered have not been registered under the Securities Act and may not be offered in the United States absent registration or an applicable exemption from registration requirements.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           EXHIBITS.

10.1.        Securities Purchase Agreement, dated June 30, 2009, by and among Avantair, Inc. and the investors referred therein.

10.2.        Registration Rights Agreement, dated June 30, 2009, by and among Avantair, Inc. and the investors referred therein.

99.1         Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AVANTAIR, INC.

Date: July 1, 2009	By:	/s/ Steven Santo
Steven Santo

Chief Executive Officer (Authorized Officer and Principal Executive Officer)